EXHIBIT 23


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS





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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of First Financial Corporation of our report dated January 14, 1997, included in the 1996 Annual Report to Shareholders of First Financial Corporation.

We also consent to the incorporation by reference in the Registration Statements No. 2-90005 on Form S-8 dated March 16, 1984, No. 33-17304 on Form S-8 dated September 17, 1987, and No. 33-36295 on Form S-8 dated August 9, 1990, in the Post-Effective amendment No. 5 to Form S-1 on Form S-8 (Registration No 33-16948) dated May 12, 1988, No. 33-69856 on Form S-8 dated October 1, 1993,
Registration Statement No. 33- 51487 filed with the Securities and Exchange Commission on January 13, 1994 and Registration Statement No. 33-55823 filed with the Securities and Exchange Commission on January 27, 1995, with respect to the consolidated financial statements of First Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
March 25, 1997